June 12, 1998

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 SPX CORPORATION
                                    * * * * *
          FIRST.  The name of the corporation is SPX CORPORATION.
          SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
          THIRD. The nature of the business, or objects or purposes to be conducted or promoted by the Corporation are:
          (a) To manufacture, purchase or otherwise acquire, invest in, or mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and property of every class and description, including but not limited to the manufacturer and sale of automotive engine parts and related products.
          (b) To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession or country.
          (c) To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.
          (d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
          FOURTH. 1. Authorized Shares. The total number of authorized shares of the stock of all classes which the Corporation shall have authority to issue is one hundred three million (103,000,000), of which three million (3,000,000)
shall be shares  of  Preferred   Stock   without  par  value  and  one  hundred
million (100,000,000) shall be shares of Common Stock of the par value of $10 per share.
          2. Preferred Stock. (a) The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.
          (b) Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.
          (c) All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical; and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.
          3. Common Stock. (a) After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and after the Corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor.
          (b) In the event of the liquidation or dissolution of the Corporation's business and after the holders of Preferred Stock shall have received amounts to which they are entitled under the resolutions creating such series, the holders of Common Stock shall be entitled to receive ratably the balance of the Corporation's net assets available for distribution.
          (c) Each share of Common Stock shall be entitled to one vote, but shall not be entitled to vote for the election of any directors who may be elected by vote of the Preferred Stock voting as a class.
          4. Preemptive Rights. No holder of any shares of the Corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the Corporation of the same or of any other class, whether now or hereafter authorized or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other obligations convertible into any such shares.
         FIFTH. The name and mailing address of each incorporator is as follows:

          NAME                                    MAILING ADDRESS
       B. J. Consono                             100 West Tenth Street
                                                 Wilmington, Delaware

       F. J. Obara, Jr.                          100 West Tenth Street
                                                 Wilmington, Delaware

       A. D. Grier                               100 West Tenth Street
                                                 Wilmington, Delaware

         SIXTH.  The Corporation is to have perpetual existence.
         SEVENTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.
         EIGHTH. Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initia1 classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.
         Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.
         Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirements of this Article EIGHTH that all classes be as nearly equal in number as possible) or in which the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.
         Subject to the rights of the holders of Preferred Stock to elect directors as a class, a director may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.
          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:
          1. To adopt, amend and repeal the By-Laws of the Corporation. Any by-laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, Article II, Sections 3 and 7 and
Article III, Sections 1, 2 and 3 of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
          2. To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.
         3. To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness.
         4. Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.
         5. To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.
         6. To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.
         In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation and of the By-Laws of the Corporation.
         Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.
          Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.
          NINTH. Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware.
          Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman on his own initiative, the President on his own initiative or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.
         TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
         ELEVENTH. Except as otherwise provided in this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
         TWELFTH. No contract or other transaction between the Corporation and any person, firm, association or Corporation and no other act of this
Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors, or of any committee of directors having the powers of the full Board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known any director of this Corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.
         THIRTEENTH. (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentiona1 misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
          (b)(1) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.
          (2) If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          (3) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.
          (4) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.
          (5) The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.
          (6) Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.
          FOURTEENTH. In determining whether an "Acquisition Proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation, the following:
          (a) the consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity; and
          (b) the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation.
          "Acquisition Proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the
Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.
          The Article shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers.
          FIFTEENTH. 1. Higher Vote for Certain Business Combinations. A higher than majority stockholder vote to approve certain Business Combinations shall be required as follows (all capitalized terms being used as subsequently defined in this Article FIFTEENTH):
                  (a) Any merger or consolidation of the Corporation or any Subsidiary with (i) any Substantial stockholder of (ii) any other corporation (whether or not itself a Substantial Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of a Substantial Stockholder; or
                  (b) Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

                (c) The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more: or
                (d) The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder; or
                (e) Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a
        Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Substantial
        Stockholder   or  any   Affiliate  or   Associate  of  any   Substantial
        Stockholder;
shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.
         2. Definition of "Business Combination." The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of paragraph 1.
         3. When Higher Vote Is Not Required. The provisions of paragraph 1 of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law, any other provision of this Certificate of Incorporation or any agreement with any national securities exchange, if in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their capacities as stockholders, the condition specified in the following subparagraph (a) is met, or if in the case of any other Business Combination, the conditions specified in either of the following subparagraphs (a) or (b) are met:
         (a) The Business Combination shall have been approved by at least two-thirds of the Continuing Directors.
         (b) All of the following conditions shall have been met:(i) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Substantial Stockholder has previously acquired any Common Stock):
                          (A)  the  highest  per  share  price   (including  any
                  brokerage commissions,  transfer taxes and soliciting dealers'
                  fees)  paid in order to  acquire  any  shares of Common  Stock beneficially  owned by the Substantial  Stockholder which were acquired (1) within the two-year period  immediately  prior to the first public  announcement of the proposal of the Business
                  Combination   (the   "Announcement   Date")   or  (2)  in  the
                  transaction  in which it  became  a  Substantial  Stockholder, whichever is higher,  plus interest  compounded  annually from the  date  on  which  the  Substantial  Stockholder  became  a
                  Substantial  Stockholder  through the Consummation Date at the prime rate of  interest of Harris  Trust and Savings  Bank (or other major bank headquartered in Chicago, Illinois,  selected by a majority of the Continuing  Directors)  from time to time in effect in Chicago,  less the  aggregate  amount of any cash dividends  paid,  and the Fair Market  Value of any  dividends paid in other  than cash,  per share of Common  Stock from the date on which the Substantial Stockholder became a Substantial
                  Stockholder  through the Consummation  Date in an amount up to but not  exceeding  the amount of such  interest  payable  per share of Common Stock; or
                            (B) the Fair Market  Value per share of Common Stock
                  on  the  Announcement  Date  or  on  the  date  on  which  the
                  Substantial  Stockholder  became such Substantial  Stockholder
                  (the "Determination Date"), whichever is higher; or
                            (C) the  price per  share  equal to the Fair  Market
                  Value per share of Common Stock determined  pursuant to clause
                  (B) immediately preceding,  multiplied by the ratio of (i) the highest per share price (including any brokerage  commissions, transfer taxes and soliciting  dealers' fees) paid in order to acquire any shares of Common Stock  beneficially  owned by the
                  Substantial   Stockholder   which  were  acquired  within  the
                  two-year period  immediately prior to the Announcement Date to
                  (ii) the Fair  Market  Value per share of Common  Stock on the first day in such  two-year  period  on which the  Substantial
                  Stockholder beneficially owned any shares of Common Stock.
                      (ii) The aggregate  amount of the cash and the Fair Market
         Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock, shall be the amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(ii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Substantial Stockholder beneficially owns any shares of a particular class of Voting Stock):
                            (A) the  highest  per  share  price  (including  any
                  brokerage commissions,  transfer taxes and soliciting dealers'
                  fees)  paid in order to  acquire  any  shares of such class of
                  Voting Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the  Announcement  Date of (2) in the  transaction in which  it  became  a  Substantial  Stockholder,  whichever  is higher,  plus  interest  compounded  annually from the date on
                  which  the  Substantial   Stockholder   became  a  Substantial
                  Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois,  selected by a majority of the  Continuing  Directors)  from  time to time in  effect  in
                  Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends  paid in other than cash, per share of such class of Voting Stock from the date on
                  which  the  Substantial   Stockholder   became  a  Substantial
                  Stockholder  through the Consummation  Date in an amount up to but not  exceeding  the amount of such  interest  payable  per share of such class of Voting Stock; or
                            (B) the Fair Market Value per share of such class of
                  Voting Stock on the Announcement  Date or on the Determination
                  Date, whichever is higher; or
                            (C) the  price per  share  equal to the Fair  Market
                  Value  per  share of such  class of  Voting  Stock  determined pursuant to clause (B)  immediately  preceding,  multiplied by the ratio of (i) the highest per share  price  (including  any brokerage commissions,  transfer taxes and soliciting dealers'
                  fees)  paid in order to  acquire  any  shares of such class of
                  Voting Stock beneficially owned by the Substantial Stockholder which were  acquired  within the two-year  period  immediately prior to the  Announcement  Date to (ii) the Fair Market Value
                  per share of such  class of  Voting  Stock on the first day in such  two-year  period  on which the  Substantia1  Stockholder beneficially  owned any shares of such class of Voting  Stock;
                  or
                            (D) the  highest  preferential  amount  per share to
                  which the holders of shares of such class of Voting  Stock are
                  entitled  in  the  event  of  any  voluntary  or   involuntary
                  liquidation, dissolution or winding up of the Corporation.
                   (iii)  The  consideration  to be  received  by  holders  of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid for shares of such class of Voting Stock which are beneficially owned by the
         Substantial Stockholder. If the Substantial Stockholder beneficially owns any shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or in the form used to acquire the largest number of shares of such class of Voting Stock previously beneficially owned by it.
                   (iv)  After  such   Substantial   Stockholder  has  become  a
         Substantial  Stockholder and prior to the consummation of such Business
         Combination: (A) except as approved by at least two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least two-thirds of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by at least two-thirds of the Continuing Directors; and (C) such Substantial Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Substantial Stockholder becoming a Substantial Stockholder.
                   (v)  After  such   Substantial   Stockholder   has  become  a
         Substantial Stockholder, such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
                   (vi) A proxy or information statement describing the proposed
         Business  Combination  and  complying  with  the  requirements  of  the
         Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
                  (vii) All per share  prices  shall be  adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.
          4. Certain  Definitions.  For the purposes of this Article  FIFTEENTH:
          (a) A "person" shall mean any individual, firm, corporation or other entity.
          (b) "Substantial Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:
               (i) is the beneficial owner, directly or indirectly, or more than 10% of the voting power of the outstanding Voting Stock; or
               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or
               (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
          (c) A person shall be a "beneficial  owner" of any Voting  Stock:
               (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly) or
               (ii) which such person or any of its Affiliates or Associates has
                    (A) the right to acquire  (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or
                    (B) the right to vote pursuant to any agreement, arrangement or understanding; or
               (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (d) For the purpose of determining whether a person is a Substantial Stockholder pursuant to subparagraph (b) of this paragraph 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by a Substantial Stockholder through application of subparagraph (c) of this paragraph 4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).
          (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (b) of this paragraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
          (g) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with and not a representative of the Substantial Stockholder and was a member of the Board prior to the time that the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is unaffiliated with and not a representative of the Substantial Stockholder and is recommended to succeed a Continuing Director by at least two-thirds of the Continuing Directors then on the Board.
          (h) "Fair Market Value" means:
               (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange--Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if none, the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a two-thirds of the Continuing Directors in good faith; and
               (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least two-thirds of the Continuing Directors in good faith.
          (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(i) and (ii) of paragraph 3 shall include the Common Shares or the shares of any other class of outstanding Voting Stock retained by the holders of such shares, or both.
          5. Powers of Continuing Directors. At least two-thirds of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article FIFTEENTH, including without limitation (i) whether a person is a Substantial Stockholder,
(ii) the  number of shares of Voting  Stock  beneficially  owned by any  person,
(iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of subparagraph (b) of paragraph 3 have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article FIFTEENTH.
     6. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article FIFTEENTH shall be construed to relieve the Board of Directors or any Substantial Stockholder from any fiduciary obligation imposed by law.
     7. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other sections of this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the stockholders holding not less than 80% of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article FIFTEENTH of this Certificate of Incorporation; provided, however, that the preceding provisions of this paragraph 7 shall not be applicable to any amendment to this Article FIFTEENTH, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation, if such amendment shall have been approved by at least two-thirds of the Continuing Directors.
         WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 9th day of February, 1968.

/s/ B. J. Consono
/s/ F. J. Obara. Jr.
/s/ A. D. Grier
STATE OF DELAWARE                        )
                                         ) SS:COUNTY OF NEW CASTLE     )

     BE IT REMEMBERED that on this 9th day of February, A.D. 1968, personally came before me, a Notary Public for the State of Delaware, B. J. Consono, F. J. Obara, Jr. and A. D. Grier, all of the parties to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said Certificate to be the act and deed of the signers respectively and that the facts stated therein are true. GIVEN under my hand and seal of office the date and year aforesaid.

                         -----------------------------------------------------
                                             Notary Public